SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2002

AHL Services, Inc.
(Exact name of registrant as specified in its charter)

Georgia	000-22195	58-2277249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Wilson Boulevard, Suite 910 Arlington, Virginia		22209
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (703) 528-9688

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events

AHL Services, Inc. has concluded negotiations with its lenders for an extension of the maturity of its credit facility. The maturity of the company’s $82.0 million facility was extended from January 3, 2003 to March 31, 2003, including updated covenant requirements.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

10.1
Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of November 27, 2002, by and among AHL Services, Inc. and certain of its subsidiaries, Wachovia Bank, National Association (London Branch), as European Swingline Lender, the financial institutions named therein and Wachovia Bank, National Association, as Administrative Agent.

10.2
Fifth Amendment to Third Amended and Restated Credit Agreement, dated as of December 20, 2002, by and among AHL Services, Inc. and certain of its subsidiaries, Wachovia Bank, National Association (London Branch), as European Swingline Lender, the financial institutions named therein and Wachovia Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2002.

AHL Services, Inc.

By:	/s/ HEINZ STUBBLEFIELD
Heinz Stubblefield Chief Financial Officer